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                                                                       EXHIBIT 5
                                 [LETTERHEAD]


                                 July 9, 1997



Forest Oil Corporation
1600 Broadway - Suite 2200
Denver, Colorado 80202

        RE: FORM S-3 REGISTRATION STATEMENT

Ladies and Gentlemen:

        I have acted as counsel to Forest Oil Corporation, a New York corporation ("Forest"), in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to 196,856 shares of Forest's common stock, par value $.10 per share, ("Common Stock").

        I have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the Restated Certificate of Incorporation and Bylaws of Forest, each as amended to the date hereof, and (ii) such other certificates, statutes and other instruments and documents as I considered appropriate for purposes of the opinions hereafter expressed.

        In connection with this opinion, I have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will become effective; (ii) Common Stock will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement; and (iii) any definitive purchase, underwriting or similar agreement with respect to any Common Stock offered will have been duly authorized and validly executed and delivered by Forest and the other parties thereto.

        Based on the foregoing, I am of the opinion that:

        1. Forest has been duly incorporated and is validly existing and in good standing under the laws of the State of New York.

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Forest Oil Corporation
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July 9, 1997


        2. The shares of Common Stock have been duly authorized, validly issued, and are fully paid and non-assessable.

        I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, I do not admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

                                   Very truly yours,


                                   Daniel L. McNamara
                                   Corporate Counsel



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